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                                                                     EXHIBIT 5.1

                        [LATHAM & WATKINS LLP LETTERHEAD]

December 3, 2003

Discover Bank, as Originator
  of Discover Card Master Trust I
12 Read's Way
New Castle, Delaware 19720

                           Re:      Discover Card Master Trust I
                                    Registration Statement on Form S-3,
                                    registering $16,000,000,000 Credit Card
                                    Pass-Through Certificates

Ladies and Gentlemen:

         At your request, we have examined the above-captioned Registration Statement on Form S-3, together with the exhibits thereto (the "Registration Statement"), to be filed by you and the Discover Card Master Trust I (the "Trust"), registering credit card pass-through certificates representing undivided interests in the Trust. The certificates of a particular series will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1993, which is incorporated by reference to Exhibit 4.1 of your Registration Statement on Form S-3 (Registration No. 333-62263), as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of August 15, 1994, which is incorporated by reference to Exhibit 4.2 of your Registration Statement on Form S-3 (Registration No. 333-62263), by the Second Amendment to the Pooling and Servicing Agreement, dated as of February 29, 1996, which is incorporated by reference to Exhibit 4.4 of the Trust's Current Report on Form 8-K dated April 30, 1996, by the Third Amendment to the Pooling and Servicing Agreement, dated as of March 30, 1998, which is incorporated by reference to Exhibit 4.1(d) of the Trust's Registration Statement on Form 8-A filed on April 13, 1998, by the Fourth Amendment to the Pooling and Servicing Agreement, dated as of November 30, 1998, which is incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K dated November 30, 1998, and by the Fifth Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, which is incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K dated March 30, 2001, and as supplemented by a related Series Supplement (the "Series Supplement"), a copy of the form of which is included as Exhibit
4.7 to the Registration Statement and the specific terms of which are summarized in the prospectus to be included therein, each by and between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee. We are familiar with the proceedings taken and to be taken by Discover Bank as originator of the Trust in connection with the authorization of the issuance and

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DECEMBER 3, 2003
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sale of certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

         We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of a particular series of certificates and the terms of the particular series of certificates being otherwise in compliance with then applicable law, we are of the opinion, as of the date hereof, that the certificates of a particular series, upon issuance and sale thereof in the manner described in the Registration Statement and as provided in the Pooling and Servicing Agreement and a related Series Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series Supplement, except as the same may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

         In connection with the exception set forth in clause (i) of the preceding paragraph of our opinion, we call your attention to the fact that (x) the Federal Deposit Insurance Corporation, as receiver for Next Bank, has taken the position in regard to Next Bank's credit card securitizations that an amortization event related solely to the receivership of the sponsoring bank is unenforceable and has also indicated in a footnote to an interagency advisory, jointly issued with other federal regulatory agencies, that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act and (y) we would consider a similar position by the Federal Deposit Insurance Corporation in connection with the subject transaction to fall within the exception set forth in clause (i) of the preceding paragraph of our opinion.

         We also call your attention to the fact that federal and state banking regulatory authorities have broad powers to restrict actions by banks that such authorities determine to be unsafe or unsound banking practices, including the power to restrict performance of contracts. We note that the Office of the Comptroller of the Currency (the "OCC") issued a temporary cease-and-desist order against a national banking association in connection with a securitization of that bank's credit card receivables asserting that, contrary to safe and sound banking practices, that bank was receiving inadequate servicing compensation under its securitization agreements. The OCC ordered that bank, among other things, to resign as servicer within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing. In rendering our opinion, we have assumed that none of the Pooling and Servicing Agreement, any Series Supplement or any Credit Enhancement Agreement, as executed or to be executed, or the compliance by Discover Bank with the provisions thereof, constitutes or will constitute an unsafe or unsound banking practice.

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DECEMBER 3, 2003
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         In rendering our opinion, we have also assumed that, upon or prior to the issuance and sale of the particular series of certificates, the purchase price for the particular series of certificates will be paid to you by the various underwriters named in the prospectus and prospectus supplement related to such particular series of certificates.

         We hereby consent to the filing of (i) this opinion and (ii) the opinion to be filed as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the prospectus to be included therein under the captions "Legal Matters," "Federal Income Tax Consequences," and "The Seller -- Insolvency Related Matters."

                                                        Very truly yours,

                                                        /s/ Latham & Watkins LLP